As filed with the Securities and Exchange Commission on January 31, 2002
                                                  Registration No. 333-____
   ________________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                             __________________

                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             __________________

                     FIRST MID-ILLINOIS BANCSHARES, INC.
           (Exact name of Registrant as specified in its charter)

                 Delaware                          37-1103704
        (State or Other Jurisdiction of         (I.R.S. Employer
        Incorporation or Organization)          Identification No.)

                        ____________________________

                    First Mid-Illinois Bancshares, Inc.
                          1515 Charleston Avenue
                         Mattoon, Illinois 61938
                             (217) 234-7454
                     (Address, Including Zip Code, and
                  Telephone Number, Including Area Code,
               of Registrant's Principal Executive Offices)


                             William S. Rowland
                   President and Chief Executive Officer
                    First Mid-Illinois Bancshares, Inc.
                           1515 Charleston Avenue
                          Mattoon, Illinois 61938
                              (217) 258-0415
                 (Name and Address, Including Zip Code, and
               Telephone Number, Including Area Code, of Agent
                                for Service)

                               With a copy to:

                               GARY L. MOWDER
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                           CHICAGO, ILLINOIS 60606
                               (312) 258-5514

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                           CALCULATION  OF  REGISTRATION  FEE

                                              AMOUNT             PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
            TITLE OF SECURITIES               TO BE              OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
              TO BE REGISTERED             REGISTERED (2)          PER SHARE (1)          PRICE (1)             FEE
            -------------------            --------------        ----------------    ------------------     ------------
     Common Stock, par value
     $4.00 per share . . . . . . .           150,000                 $24.18              $3,627,000             $333.69

   (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

   (2) Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.


                                 PROSPECTUS
                     FIRST MID-ILLINOIS BANCSHARES, INC.
       1515 Charleston Avenue, Mattoon, Illinois 61938 (217) 234-7454

                               150,000 Shares
                   Common Stock, Par Value $4.00 Per Share

                         DIVIDEND REINVESTMENT PLAN

        The Dividend Reinvestment Plan (the "Plan") described in this Prospectus offers the holders of common stock, par value $4.00 per share ("Common Stock") of First Mid-Illinois Bancshares, Inc. (the "Company") a simple and convenient method of purchasing additional shares of Common Stock without brokerage commissions or fees of any kind. The Company will also bear all other costs of administering the Plan. Stockholders of the Company who participate in the Plan ("Participants") will have the cash dividends paid on all of their shares of Common Stock automatically reinvested in shares of Common Stock.

        This Prospectus relates to 150,000 shares of Common Stock of the Company registered for sale under the Plan. Shares of Common Stock acquired for the Plan will be purchased from the Company directly (either newly issued or treasury shares) or in the open market. The purchase price of shares purchased from the Company will be the market price per share, as further described herein, on the date of the purchase. The purchase price of shares purchased in the open market will be the average price per share paid for all of the shares purchased for the Plan with the proceeds of a single dividend. Stockholders who do not elect to participate in the Plan will continue to receive dividends, as declared and paid, by check or advice of credit. Participants will have their dividends, as declared and paid, automatically reinvested as further described in this Prospectus.

        The Common Stock is listed for quotation on the OTC Bulletin Board ("OTCBB") under the designation "First Mid Ill Bancshares Inc." or the symbol "FMBH". An interested investor may request information about the market makers from the Agent identified on page 6. THE INVESTMENT CONSIDERATIONS ON DECIDING WHETHER TO PURCHASE THE COMMON STOCK OFFERED UNDER THE PLAN PURSUANT TO THIS PROSPECTUS ARE DISCUSSED IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS ON PAGE 3.

        This Prospectus should be retained for future reference.
                             __________________

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                             __________________


              This document constitutes part of a Section 10(a)
          Prospectus covering securities that have been registered
                      under the Securities Act of 1933.

              The date of this Prospectus is January 31, 2002.

        No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and in documents subsequently incorporated by reference and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than the securities to which this Prospectus related or an offer to or solicitation of a person in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that there has been no change in the affairs of the Company or of the Plan or information herein is correct as of any time subsequent to its date.


                     WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of this material at prescribed rates from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC's web site at HTTP://WWW.SEC.GOV. You can also read SEC reports, information statements and other information concerning the Company at our principal offices, 1515 Charleston Avenue, Mattoon, Illinois 61938. Company Information is also available on our web site at HTTP://WWW.FIRSTMID.COM.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

        (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

        (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2001;

        (3) The Company's Current Reports on Form 8-K dated January 24, April 20, October 26 and November 16, 2001 and January 10, 2002; and

        (4) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 10, 1985.

        You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

                  First Mid-Illinois Bancshares, Inc.
                  1515 Charleston Avenue
                  Mattoon, Illinois 61938
                  Tel: (217) 234-7454
                  Attn: Shareholder Relations

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                 THE COMPANY

        The Company is a financial holding company engaged in the business of banking through its wholly owned bank subsidiary. In addition to engaging in banking activities, the Company engages in certain non-banking activities. The Company's registered office is located at 1515 Charleston Avenue, Mattoon, Illinois 61938; telephone number: (217) 258-7454.

        The authorized capital stock of the Company currently consists of 6,000,000 shares of Common Stock. Effective November 15, 1999, at the election of the Company, all remaining shares of preferred stock, no par value, were converted into shares of Common Stock. As of December 31, 2001, the Company had issued and outstanding 3,546,060 shares of Common Stock, adjusted to reflect a three-for-two stock split paid on November 16, 2001.

                             PROSPECTUS SUMMARY

        The following summary of this Prospectus is provided for your convenience and is not intended to be complete. This summary is qualified in its entirety by the detailed information set forth elsewhere in this Prospectus including the documents incorporated by reference into this Prospectus.

   Purpose of The Plan . . . . . . .       The purpose of the Plan is to
                                           provide participating
                                           stockholders with a simple and
                                           convenient method of investing
                                           cash dividends paid by the
                                           Company on its shares of
                                           Common Stock into additional
                                           shares of Common Stock without
                                           incurring brokerage fees or
                                           commissions.

   Eligibility for Dividend
   Reinvestment  . . . . . . . . . .       Any person or entity who is a
                                           record holder of Common Stock
                                           is eligible to participate in
                                           the Plan with respect to
                                           Common Stock, provided that
                                           the stockholder completes and
                                           signs the Stockholder
                                           Authorization Card.

   Securities Offered Under the
   Plan  . . . . . . . . . . . . . .       Shares of Common Stock are
                                           offered under the Plan
                                           pursuant to the terms and
                                           conditions of the Plan, as
                                           described in Question 11 of
                                           this Prospectus.

   Purchase Price  . . . . . . . . .       The market price of a share of
                                           Common Stock on the dividend
                                           payment date.  See Question 9
                                           for a definition of the term
                                           "Market Price".

   Purchase Date . . . . . . . . . .       The Agent will use dividend
                                           proceeds to purchase Common
                                           Stock as soon as possible, but
                                           not later than 30 days after
                                           the dividend payment date,
                                           except as necessary to comply
                                           with federal securities laws.

   Plan Administrator  . . . . . . .       Computershare Investor Services,
                                           LLC, administers the Plan for
                                           the Company, serves as Agent
                                           for Participants, keeps records,
                                           sends account statements to
                                           Participants and performs
                                           other duties for the Plan (the
                                           "Agent").  See Question 4 for
                                           additional information
                                           regarding the Agent.


                                RISK FACTORS

        You should consider carefully the following risk factors and the other information in this Prospectus before deciding to invest in the Common Stock.

   RISK OF OPERATIONS

        The Company is subject to the risks generally associated with the operation of banking and financial services businesses, including uncertainty of revenue to meet fixed obligations, changes in local market conditions, changes in the habits of the public, increases in tax rates and other operating expenses and changes in governmental rules and fiscal policies, which may result in uninsured losses, and other factors which may be beyond the control of the Company.

   AGRICULTURAL LOANS

        The Company's operations (and therefore its loans) are concentrated in east central Illinois, an area where agriculture is the dominant industry. Accordingly, lending and other business relationships with agriculture-based businesses are critical to the Company's success. While the Company adheres to sound underwriting practices, adverse economic conditions in east central Illinois and/or in the agriculture industry, including an extended period of low commodity prices, could result in an increase in the level of problem agriculture loans.

   REGULATION

        The Company's businesses are subject to various state and federal laws and regulations which govern the various aspects of its businesses. An adverse change in these laws or regulations could have a material adverse effect on the Company's profitability.

   GOVERNMENTAL MONETARY POLICIES

        In addition to the effect of general economic conditions, the earnings of the Company are affected by the fiscal and monetary policies of the Federal Reserve System which regulates the national money supply. The techniques used by the Federal Reserve System include setting the reserve requirements of banks and establishing the discount rate on bank borrowings. The Federal Reserve System also conducts open market operations in United States government securities. The policies of the Federal Reserve System have a direct effect on the amount of bank loans and deposits, and the interest rates charged and paid thereon. While the impact of the current economic climate and the policies of the Federal Reserve System and other regulatory authorities upon the future business and earnings of the Company cannot be accurately predicted, such factors can materially affect the revenues and income of banking institutions.

   COMPETITION

        The Company faces intense and increasing competition both in making loans and in attracting deposits and in engaging in other lines of business. The Company's market area has a large number of financial institutions, some of which have greater financial resources, name recognition and market presence than the Company, and all of which are competitors of the Company to varying degrees. Particularly intense competition exists for deposits and the origination of all of the loan products offered by the Company. The Company's competition for loans comes principally from commercial banks, savings and loan associations, savings banks, mortgage banking companies, finance companies and credit unions. The Company's most direct competition for deposits historically has come from commercial banks, savings and loan associations, savings banks and credit unions. In addition, the Company faces increasing competition for deposits from non-bank institutions such as brokerage firms, insurance companies, insurance agencies, money market mutual funds, other mutual funds (such as corporate and government securities funds) and annuities. Trends toward the consolidation in the financial services industry and the lifting of interstate banking and branching restrictions may make it more difficult for the Company to compete effectively with large national and super-regional financial services companies and banking institutions.

   EFFECT OF INTEREST RATES

        The Company's profitability is substantially dependent on its net interest income, which is the difference between the interest income received from its interest-earning assets and the interest expense incurred in connection with its interest bearing liabilities. The mismatch between maturities and interest rate sensitivities of balance sheet items (i.e., interest-earning assets and interest-bearing liabilities) results in interest rate risk which risk will change as the level of interest rates changes. Changes in interest rates also can affect the amount of loans originated by a banking institution, as well as the value of its loans and other interest-earning assets and the resultant ability to realize gains on the sale of such assets. Changes in interest rates also can result in the flow of funds away from banking institutions into investments in U.S. government and corporate securities, and other investment vehicles which, because of the absence of federal insurance premiums and reserve requirements among other reasons, generally can pay higher rates of return than banking institutions.

   RISKS OF MORTGAGE BANKING OPERATION

        Mortgage-banking activities impact the Company's results of operations. The Company's mortgage-banking operations involve the origination, purchase and sale of mortgage loans for the purpose of generating income from the sale of mortgage loans into the secondary market. The profitability of the Company's mortgage-banking operations depends in large part on managing volume of loan originations, purchases and sales and the expenses associated with such activity so that gains on the sale of loans together with fee income exceeds the costs of this activity. Changes in the level of interest rates and the condition of the local and national economies affect the amount of loans originated or purchased by the Company and demanded by the investors to whom the loans are sold. Generally, the Company's loan origination, purchase and sale activity and, therefore, its results of operations, may be adversely affected by an increasing interest rate environment to the extent such environment results in decreased loan demand by borrowers and/or investors. Accordingly, the volume of loan originations, purchases, and sales and the profitability of this activity can vary significantly from period to period. In addition, the Company's results of operations are affected by the amount of non-interest expenses associated with mortgage-banking activities, such as compensation and benefits, occupancy and equipment expenses and other variable operating costs. During periods of reduced loan demand, the Company's results of operations may be adversely affected to the extent that it is unable to reduce fixed expenses commensurate with the decline in loan originations.

   TRADING ON OTC BULLETIN BOARD

        The Common Stock is currently quoted on the OTC Bulletin Board ("OTCBB"). The OTCBB provides significantly less liquidity than established stock exchanges or the NASDAQ National Market. OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (OTC) securities. Purchasers of the Common Stock offered hereby may be unable to resell such Common Stock at any price.

   EFFECTS OF INFLATION

        Unlike industrial companies, virtually all of the assets and liabilities of the Company are monetary in nature. As a result, interest rates have a more significant impact on the Company's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or experience the same magnitude of changes as goods and services, since such prices are effected by inflation. In the current economic environment, liquidity and interest rates adjustments are features of the Company's assets and liabilities which are important to the maintenance of acceptable performance levels. The Company attempts to maintain a balance between monetary assets and monetary liabilities, over time, to offset these potential effects.

   SEPTEMBER 11, 2001 EVENTS

        On September 11, 2001, the World Trade Center in New York was destroyed and the Pentagon in the Washington, DC area was damaged as a result of terrorist attacks. Following these attacks, stock prices declined in general, and questions were raised concerning the impact that the terrorist attacks and the United States' response would have on the national economy. These uncertainties have contributed to the slowdown in economic activity in the United States. To date, the terrorist attacks have not had an adverse effect on the financial position or operations of the Company. Continuing weakness in the national economy could, however, have an adverse impact on our local economy. In addition, the Company must comply with recent anti-terrorism and anti-money laundering legislation.

                  IF YOU HAVE QUESTIONS CONCERNING THE PLAN

        Please address all correspondence concerning the Plan to the
   Agent:

                    Computershare Investor Services, LLC
                               P.O. Box A3309
                        Chicago, Illinois 60690-3309
                               (312) 360-5377
                        http://www.computershare.com

        Please mention First Mid-Illinois Bancshares, Inc. in all your correspondence and, if you are a participant in the Plan, give the number of your account.

                       THE DIVIDEND REINVESTMENT PLAN

        The following question and answer format constitutes the Plan.

   1.        WHAT IS THE PURPOSE OF THE PLAN?

             The purpose of the Plan is to provide participating stockholders with a simple and convenient method to invest cash dividends paid on shares of Common Stock in additional shares of Common Stock. Generally, cash dividends will be invested in authorized but unissued shares or treasury shares of Common Stock that are sold. The Company will sell these shares of Common Stock to Participants through the Agent. The Agent may also purchase shares of Common Stock in the open market. If the Company sells authorized but unissued shares or treasury shares of Common Stock through the Agent for use in the Plan, the Company will use the proceeds for general corporate purposes. The Company will not receive any funds from the purchase of shares of Common Stock in the open market for use in the Plan.

   2.        WHO IS ELIGIBLE TO PARTICIPATE?

             All holders of record of the Company's Common Stock ("Stockholders") are eligible to participate in the Plan. Stockholders whose shares are registered in names other than their own (for instance, in the name of a broker or bank nominee) must either become holders of record by arranging for their shares to be transferred into their own names, or must instruct their broker or nominee to act for them with respect to becoming a Participant and for any elections to be made under the Plan. If Stockholders have questions regarding their eligibility to participate in the Plan, they should contact the Agent at the address provided in Question 4.

   3.        WHAT ARE THE ADVANTAGES OF THE PLAN?

             Participants in the Plan will gain the following advantages:

             * the ability to purchase additional shares of Common Stock automatically with no additional action required;

             * reinvestment of dividends through the purchase of shares of Common Stock without the payment of any brokerage commissions;

             * full investment use of funds because the Plan is able to credit accounts with fractional shares; and

             * the avoidance of cumbersome safekeeping and record-keeping costs due to the custodial and reporting services which are provided as part of the Plan.

   4.        Who administers the Plan for Participants?

             Computershare Investor Services, LLC, (i) administers the Plan for the Company, (ii) serves as Agent for Participants,
             (iii) keeps records, (iv) sends statements of account to Participants and (v) performs other duties related to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of the Agent (or its nominee) and credited to the accounts of individual Participants. All communications to the Agent regarding the Plan should be addressed to: Computershare Investor Services, LLC, P.O. Box A3309, Chicago, Illinois 60690-3309, telephone number
             (312) 360-5377, http://www.computershare.com.

   5.        HOW DOES A STOCKHOLDER PARTICIPATE?

             A Stockholder may join the Plan at any time by completing and signing the Stockholder Authorization Card and returning it to the Company at the address provided on the Card. Stockholder Authorization Cards and pre-addressed, postage-paid return envelopes may be obtained by writing to the Agent.

   6.        WHAT ARE THE FEATURES OF THE PLAN?

             The Plan has two features. Participants may elect the full dividend reinvestment feature, and may also elect to utilize the "safekeeping" feature. The "safekeeping" feature allows Participants to request that the Agent hold for safekeeping any certificated shares of Common Stock currently held or subsequently acquired by the Participant (see Question 16). Once the Company receives the properly completed and signed Stockholder Authorization Form, the Agent will automatically reinvest the dividends paid on all of the Participant's shares of Common Stock, held by the Participant in certificate form or held by the Agent for safekeeping, until the Participant terminates his or her participation in the Plan. See Question 21 for information regarding terminating participation.

   7.        WHEN MAY A STOCKHOLDER JOIN THE PLAN?

             A Stockholder may join the Plan at any time. If the Company receives the Stockholder Authorization Card on or before the record date established for a particular dividend, dividends will be reinvested beginning with that dividend. The Company generally pays dividends semi-annually. Dividend record dates typically fall on June 10th and December 20th. If the

             Company receives the Stockholder Authorization Card after the record date established for a particular dividend, then dividends will not be reinvested until the next dividend payment date. For example, in the case of a June dividend, if the Company receives a Stockholder Authorization Card from a Stockholder before the June 10th dividend record date, the dividend will be fully reinvested. However, if the Company receives a Stockholder Authorization Card after the dividend record date, reinvestment of dividends will begin with the dividend paid to holders of record as of the December record date, and the Stockholder s June dividend check will be sent directly to the Participant.

   8.        HOW DOES THE REINVESTMENT OF DIVIDENDS WORK?

             The Plan works automatically. The Company forwards dividend payments to the Agent rather than to the Participants. The Agent subtracts any required withholding for federal income tax purposes (see Question 20 below) from these dividend payments and reinvests the remaining amount in additional shares of Common Stock.

   9. HOW WILL THE PURCHASE PRICE OF THE SHARES OF COMMON STOCK TO BE PURCHASED UNDER THE PLAN BE DETERMINED?

             The Agent will generally purchase shares of Common Stock directly from the Company, in which case the purchase price of these shares will be the market price of the Common Stock on the dividend payment date. The Company's board of directors will determine the market price of the Common Stock in good faith. THE PRICE ESTABLISHED BY THE COMPANY'S BOARD OF DIRECTORS MAY NOT ALWAYS BE THE SAME PRICE ESTABLISHED BY A WILLING BUYER AND A WILLING SELLER. PURCHASERS OF COMMON STOCK UNDER THE PLAN MAY NOT BE ABLE TO SELL THEIR SHARES AT THE PRICE THEY PAID FOR SUCH SHARES. The Agent may also purchase shares in the open market. If there is an open market for the Common Stock, the Agent will purchase the shares at the prevailing market price on the date of purchase. If shares are purchased in the open market, it is unlikely that the Agent will be able to purchase all of the shares to be purchased for Participants for a single cash dividend at the same price. The market price for the acquired shares for each Participant's account will be the average price that the Agent pays to purchase all of the shares, with the proceeds of a single cash dividend of the Company. The Agent may commingle a Participant's funds with those of other Participants when making purchases of shares for each Participant's account.

   10.       WHEN WILL THE SHARES OF COMMON STOCK BE PURCHASED UNDER THE
             PLAN?

             The Agent will use dividend proceeds to purchase Common Stock as soon as possible, but in no event later than 30 days after the dividend payment date. However, the Agent may purchase Common Stock with dividend proceeds more than 30 days after the payment date if necessary for the Company or the Plan to comply with federal securities laws.

   11.       HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR
             PARTICIPANTS?

             The number of shares to be purchased depends upon the amount of shares participating in the Plan, the amount of dividends paid on those shares (reduced by any required withholding for federal income tax purposes (see Question 20)), and the pur-chase price of the Common Stock. The Plan will credit each Participant's account with the number of shares, including fractions computed to four decimal places, equal to the total amount to be invested divided by the purchase price per share.

   12. WILL PARTICIPANTS INCUR ANY EXPENSES IN CONNECTION WITH PURCHASES UNDER THE PLAN?

             Participants will not pay any brokerage commissions or other charges for the purchase or sale of shares under the Plan. There are also no charges for other normal transactions under the Plan, such as the issuance of share certificates or the termination of participation in the Plan. The Agent may, however, charge for additional services requested by a Participant that are not generally provided under the Plan.

   13.       WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS?

             Following each purchase of shares for a Participant's account, the Agent will mail to the Participant a statement of account showing the amount invested, the purchase price, the number of shares purchased, the service charges (which will generally be zero) and other similar information for the year-to-date. These statements will be a complete record of each Participant's purchases. Participants should retain these statements for income tax and other purposes. Each Participant will also receive copies of all communications sent to record holders of Common Stock, including the Company's Annual Report to Stockholders, a notice of the annual meeting, proxy statements and Internal Revenue Service ("IRS") information for reporting dividend income received.

   14. WILL THE PLAN AUTOMATICALLY REINVEST DIVIDENDS PAID ON THE SHARES OF COMMON STOCK HELD IN PARTICIPANTS' ACCOUNTS UNDER THE PLAN?

             The Agent is the record holder of any shares of Common Stock held in Participants' accounts under the Plan. As record holder, the Agent will receive dividends paid on all such shares held by the Plan on the dividend record date, will credit such dividends to individual Participants' accounts on the basis of full and fractional shares held under the Plan and will automatically reinvest these dividends, reduced by any required withholding for federal income tax purposes (see Question 20), in additional shares of Common Stock.

   15. WILL THE COMPANY ISSUE CERTIFICATES FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

             The Company will register shares purchased by the Agent for a Participant's account in the name of the Agent or its nominee. The Agent will hold these shares for safekeeping. This safekeeping feature protects Participants against loss, theft or destruction of stock certificates. Each Participant's statement of account will show the number of shares credited to the Participant's account. The Company will issue stock certificates for shares credited to a Participant's account within 30 days after receipt by the Agent of a Participant's written request for certificates. The Company will not issue certificates representing fractional shares under any circumstances.

   16.       HOW DOES THE "SAFEKEEPING" SERVICE WORK?

             In addition to retaining the shares purchased under the Plan, the Agent provides a "safekeeping" service under which any certificated shares of Common Stock sent by a Participant to the Agent for safekeeping are held for the Participant in a custodial account until the Participant requests the certificates. This safekeeping service is available for certificated shares of Common Stock which a Stockholder currently owns and for any certificated shares of Common Stock a Stockholder subsequently acquires. Stockholders must be Participants to use this service.

             If a Stockholder would like the Agent to hold shares of Common Stock which he or she currently holds or subsequently acquires, the Stockholder should send the certificates to the Agent at the address provided in Question 4. The Agent does not charge a fee for issuing certificates for shares held for safekeeping. Stockholders may at any time request that certificates be issued for all or a portion of their shares held for safekeeping by contacting the Agent in writing. Certificates will not be issued for fractional shares.

   17.       MAY A PARTICIPANT RECEIVE CERTIFICATED SHARES PURCHASED
             UNDER THE PLAN?

             A Participant may at any time withdraw all or a portion of the whole shares credited to his or her account under the Plan and receive certificates representing these shares by notifying the Agent in writing that he or she wishes to receive certificates and specifying the number of whole shares to be received. The Participant should mail this notice to the Agent at the address provided in Question 4. The Company will issue certificates in the name of the Participant for whole shares of Common Stock. The Company will not issue certificates representing fractional shares.

             The Agent will continue to invest all future dividends paid on withdrawn shares and on shares remaining in the Participant's account until five days after the Agent receives written notice of the Participant's termination of participation in the Plan (see Question 21).

   18. WHAT HAPPENS TO ANY FRACTIONAL SHARE WHEN A PARTICIPANT REQUESTS CERTIFICATED SHARES FROM THE PLAN?

             If a Participant requests a complete withdrawal of the shares in his account, the Company will mail directly to the Participant certificates for the whole shares and a cash payment equal to the current market price of the Common Stock, as determined by the Agent, multiplied by the fractional share.

   19.       WHAT HAPPENS TO A PARTICIPANT'S PLAN ACCOUNT IF ALL
             CERTIFICATED SHARES OF COMMON STOCK REGISTERED IN THE PARTICIPANT'S OWN NAME ARE TRANSFERRED OR SOLD?

             If a Participant disposes of all shares of Common Stock registered in his or her name, dividends on all shares of Common Stock held by the Agent in the Participant's account, including dividends paid on any shares held by the Agent for safekeeping, will continue to be reinvested until the Agent is notified that the Participant wishes to terminate his or her participation in the Plan.

   20.       WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF
             PARTICIPATION IN THE PLAN?

             In general, Participants are fully taxed on dividends paid by the Company regardless of whether the Participant receives the dividends or reinvests the dividends in the Plan. If the Agent acquires shares of Common Stock in the open market, Participants will also be required to include in income for federal income tax purposes an allocable share of any brokerage commissions incurred to purchase these shares. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN. THE INFORMATION PROVIDED IN THIS SECTION AND ELSEWHERE IN THIS DOCUMENT IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED AS THE PROVISION OF TAX ADVICE BY THE COMPANY.

             Based on IRS rulings in connection with similar plans, a Participant will be treated for federal income tax purposes as receiving a dividend on the dividend payment date equal to the fair market value on the dividend payment date of the shares purchased with reinvested dividends. Corporate shareholders will be eligible for any dividends received deduction available under the Internal Revenue Code of 1986, as amended (the "Code") for the amount of any dividends reinvested under the Plan.

             If the Participant is not subject to the "backup" withholding of federal income tax, the Plan will use the full amount of dividends received to purchase shares under the Plan. However, if the Participant is subject to "backup" withholding, the Plan will only reinvest the net amount equal to the full amount of dividends reduced by the amount of federal income tax withheld. Generally, a Participant is subject to "backup" withholding if: (i) the Participant fails to certify to the Company his or her social security number and that he or she is not subject to "backup" withholding; (ii) the IRS notifies the Company that an incorrect number was furnished; or (iii) the Participant is notified that he or she is subject to "backup" withholding under Section 3406(a)(l)(C) of the Code. Each Participant will be required to furnish a Form W-9 to the Company that contains the required certifications to have dividends on shares enrolled in the Plan reinvested without withholding.

             In the case of foreign stockholders, taxable income under the Plan is subject to federal income tax withholding, and the Agent will make reinvestments net of the amount of tax required to be withheld. Regular statements of account confirming purchases made for foreign Participants will indicate the amounts of tax withheld.

             The tax basis of any shares acquired through the Plan will be the fair market value of the shares on the purchase date plus any commissions or fees paid in connection with the acquisition of the shares. The holding period for shares acquired under the Plan will begin on the day after the purchase date.

             A Participant will not realize any taxable income upon receipt of certificates for whole shares credited to the Participant's account under the Plan, either upon request for such shares or upon withdrawal from the Plan. However, upon withdrawal from the Plan, a Participant who receives a cash payment for a fractional share held in the Participant's account will, if the shares are held as a capital asset, realize a capital gain or loss, measured by the difference between the amount of cash received by the Participant and the Participant's basis in the fractional share (which will generally be equal to the price at which such fraction was credited to the Participant's account).

             PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISOR FOR FURTHER INFORMATION AS TO THE TAX CONSEQUENCES OF
             PARTICIPATION IN THE PLAN AND THE SALE OF SHARES RECEIVED
             UNDER THE PLAN.   THE GENERAL INFORMATION PROVIDED ABOVE IS
             SOLELY FOR INFORMATIONAL PURPOSES.

   21.       HOW DOES A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

             A Participant may terminate his or her participation in the Plan at any time with respect to all shares of Common Stock held by the Participant and all of the shares of Common Stock held by the Agent in the Participant's account by notifying the Agent in writing of his or her request to terminate participation. Notice of termination should be sent to the Agent at the address provided in Question 4. To prevent the reinvestment of dividends in accordance with the Plan, notice of termination must be received five days prior to the dividend record date for the next dividend to be paid.

   22. WHAT HAPPENS IF THE COMPANY HAS A RIGHTS OFFERING, ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

             If the Company makes available to its Stockholders the right to purchase additional shares or other securities, the Agent will sell or direct the sale of the rights accruing to shares held in each Participant's account, and, after deducting any required withholding for federal tax purposes, will apply the net proceeds of such sales to the purchase of additional shares of Common Stock until the Participant terminates his or her participation in the Plan.

             Any stock dividend or shares resulting from stock splits with respect to shares held in a Participant's account will be credited to the Participant's account, and all dividends paid on these shares will be reinvested until the Participant terminates his or her participation in the Plan (see Question 21).

   23. HOW WILL A PARTICIPANT'S PLAN SHARES BE VOTED AT EACH MEETING OF STOCKHOLDERS?

             Each Participant will be sent proxy cards representing both the shares registered in his or her own name and the shares held in his or her Plan account. When signed and returned, these proxies will be voted as directed. If the Participant does not have shares registered in his or her own name, the Participant will be sent a proxy card on which to indicate how the shares held in his or her Plan account are to be voted. If a proxy card is not returned, or if it is returned unsigned by the Participant, none of the Participant's shares to which the proxy pertains will be voted.

   24.       CAN PARTICIPANTS SELL SHARES THROUGH THE AGENT?

             A Participant may sell any shares of Common Stock held in the Plan or held by the Agent for safekeeping by notifying the Agent in writing. Shares of Common Stock enrolled in the Plan but held by the Participant in certificated form may also be sold through the Agent after depositing these shares with the Agent.

             Upon receipt of a written request to sell shares, the Agent will attempt to effectuate the requested sale as soon as is practicable based on prevailing market conditions. The Agent will not charge Participants any brokerage commission, service charge or other costs generated in connection with the sale of shares by the Agent. However, the Plan will deduct any amount required to be withheld for income tax purposes (see Question 20) from the proceeds of the sale. The Agent will generally sell shares within five business days following its receipt of a written request to sell. The Plan will send the Participant the proceeds from the sale as soon as is practicable following the sale of the shares.

   25.       WHO BEARS THE RISK OF MARKET PRICE FLUCTUATIONS IN THE
             COMMON STOCK?

             A Participant's investment in Common Stock pursuant to the Plan will be no different from investment in directly held shares. The Participant will bear the risk of loss and will realize the benefits of any gain from market price changes with respect to all shares held by him or her in the Plan or otherwise. THE SHARES ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY. PARTICIPATION IN THE PLAN INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

   26. WHAT RESTRICTIONS EXIST WITH RESPECT TO THE TRANSFERABILITY OF COMMON STOCK PURCHASED UNDER THE PLAN?

             In general, no resale restrictions should apply to the resale or other transfer of shares of Common Stock purchased for a Participant under the Plan. Generally the Agent will purchase shares of Common Stock that the Company has registered pursuant to the federal securities laws.
             However, the Agent may purchase shares in the open market which the Company has not registered. In either case, certain resale restrictions may apply if a Participant is an "affiliate" of the Company.

             If a Participant is an affiliate of the Company, he or she may not reoffer or resell shares of Common Stock acquired under the Plan pursuant to this Prospectus by use or delivery of this Prospectus. An affiliate of the Company may resell Common Stock only pursuant to a registration statement or in accordance with Rule 144 or another available exemption under the Securities Act. The Company is not required and does not currently intend to prepare and file a separate prospectus to facilitate reoffers and resales by affiliates. An "affiliate" generally includes any control person or person who, directly or indirectly, has the power to direct or cause the direction of the management and policies of the Company. Whether a person is an "affiliate" depends on all the facts and circumstances. In general, any director or 10% shareholder of the Company or any officer who performs a policy-making function of the Company is presumptively an affiliate.

   27.       WHO INTERPRETS THE PLAN?

             The Company's board of directors will determine any questions of interpretation that arise under the Plan. All determinations and decisions by the Company's board of directors will be final.

   28.       MAY THE PLAN BE CHANGED OR DISCONTINUED?

             While the Company hopes to continue a Dividend Reinvestment Plan indefinitely, the Company reserves the right to suspend, terminate or amend the Plan at any time, including during the period between a dividend record date and the projected dividend payment date. Participants will be notified of any suspension, termination or amendment of the Plan. The Company also reserves the right to terminate any Participant's participation in the Plan at any time.

   29.       WHAT IS THE RESPONSIBILITY OF THE PLAN ADMINISTRATOR?

             In administering the Plan, neither the Company nor the Agent will be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim or liability arising from: (i) the failure to terminate a deceased Participant's account prior to receipt by the Agent of written notice of such death; (ii) the prices at which shares are purchased or sold for a Participant's account; (iii) the time when purchases are made; or (iv) any fluctuations in the market value of the Common Stock. Neither the Company nor the Agent nor their respective agents can provide any assurance of a profit or protection against a loss on any shares purchased or held for safekeeping under the Plan.

                           LIMITATION OF LIABILITY

        The Plan provides that neither the Company, the Plan administrator (including the Company if it is acting as the Plan administrator) administering the Plan, nor any agent will be liable for any act done in good faith or for the good faith omission to act in connection with the Plan. However, nothing contained herein shall affect a Participant's right to bring a cause of action based on alleged violations of federal securities laws.

                               USE OF PROCEEDS

        If the Agent purchases newly issued shares or treasury shares of Common Stock from the Company for use under the Plan, the Company intends to use substantially all of the net proceeds from such sales for general corporate purposes, including advances to or investments in subsidiaries. Management, however, has discretion in determining the actual manner in which net proceeds will be applied. The precise use, amounts and timing of the application of the proceeds will depend upon, among other things, the funding requirements of its subsidiaries, the availability of other funds, and the existence of business opportunities.

                  INDEMNIFICATION OF OFFICERS AND DIRECTORS

        In accordance with the General Corporation Law of the State of Delaware found at Chapter 1 of Title 8 of the Delaware Code (the "DGCL"), Article 8 of the Company's Restated Certificate of Incorporation, as amended, provides that any director or officer, who in his or her capacity as such, is made or threatened to be made, a party to any suit or proceeding, must be indemnified if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The DGCL further provides that such indemnification is not exclusive of any other rights to which such individuals may be entitled under a company s certificate of incorporation or any agreement, insurance policy, vote of stockholders or disinterested directors or otherwise.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                           DETERMINATION OF PRICE

        As provided in the Plan, the purchase price of shares of Common Stock purchased under the Plan from the Company will be the market price of the Common Stock on the dividend payment date as determined in good faith by the Company's board of directors. The purchase price of shares of Common Stock purchased in the open market, as such market exists, will be the then prevailing market price, as described in Question 9.

                            PLAN OF DISTRIBUTION

        The Common Stock being offered hereby is offered pursuant to the Plan, the terms of which provide for the purchase of shares of Common Stock, either authorized but unissued shares or treasury shares, or at the Company's option, by the Agent in the open market.

        The Company will pay all administrative costs and expenses associated with the Plan. In addition, the Company will pay any brokerage commissions and any applicable transfer taxes and service charges related to shares purchased under the Plan in the open market.

                        DESCRIPTION OF CAPITAL STOCK

        The Company's certificate of incorporation authorizes the issuance of 6,000,000 shares of Common Stock, par value $4.00 per share, of which 3,546,060 shares were issued and outstanding on December 31, 2001. The description of the Common Stock is incorporated by reference into this Prospectus. See "Incorporation of Certain Documents by Reference" for information on how to obtain a copy of this description.

                                   EXPERTS

        The consolidated financial statements of the Company as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference in this Prospectus, and upon the authority of KPMG LLP as experts in accounting and auditing.

                                LEGAL MATTERS

        Certain legal matters in connection with the Common Stock offered pursuant to the terms of the Plan and this Prospectus have been passed upon for the Company by Schiff Hardin & Waite, Chicago, Illinois.

                                  F I R S T
                                MID-ILLINOIS
                                 BANCSHARES

                               150,000 Shares



                                  F I R S T
                                MID-ILLINOIS
                              BANCSHARES, INC.



                                Common Stock



                         DIVIDEND REINVESTMENT PLAN



                                 Prospectus


                              January 31, 2002
















        No person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date as of which information is set forth herein. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.



                              TABLE OF CONTENTS
                                                          PAGE

   Where You Can Find More Information                     2
   The Company                                             2
   Prospectus Summary                                      3
   Risk Factors                                            3
   If You Have Questions Concerning the Plan               6
   The Dividend Reinvestment Plan                          7
   Limitation of Liability                                13
   Use of Proceeds                                        13
   Indemnification of Officers and Directors              14
   Determination of Price                                 14
   Plan of Distribution                                   14
   Description of Capital Stock                           14
   Experts                                                14
   Legal Matters                                          14




              PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

   ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the various expenses in connection with the sale and distribution of the Common Stock being registered. All amounts shown are estimates, except the Commission's registration fee.

        Registration fee of Securities and Exchange Commission   $ 333.69
        Accountants' fees and expenses . . . . . . . . . .       5,000.00
        Legal fees and expenses  . . . . . . . . . . . . . .    20,000.00
        Miscellaneous  . . . . . . . . . . . . . . . . . .       5,000.00
                                                                ---------

        Total  . . . . . . . . . . . . . . . . . . . . . . . . $30,333.69

   ITEM 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

        In accordance with the General Corporation Law of the State of Delaware found at Chapter 1 of Title 8 of the Delaware Code (the "DGCL"), Article 8 of the Registrant's Restated Certificate of Incorporation, as amended, (the "Certificate") provides as follows:
   "The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto." Under such provisions, any director or officer, who in his or her capacity as such, is made or threatened to be made, a party to any suit or proceeding, must be indemnified if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant. The DGCL further provides that such indemnification is not exclusive of any other rights to which such individuals may be entitled under a company's certificate of incorporation or any agreement, insurance policy, vote of stockholders or disinterested directors or otherwise.

   ITEM 16.       EXHIBITS

        The exhibits filed with this Registration Statement or incorporated by reference in this Registration Statement are set forth in the Exhibit Index filed as part of this Registration Statement.

   ITEM 17.       UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3)
             of the Securities Act of 1933;


                                    II-1


             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions

                                    II-2


   referred to in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







































                                    II-3


                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mattoon, State of Illinois, on January 31, 2002.

                                      FIRST MID-ILLINOIS BANCSHARES, INC.
                                      (Registrant)


                                      By:    /s/  William S. Rowland
                                           -----------------------------
                                             William S. Rowland
                                             President and Chief
                                             Executive Officer


                              POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William S. Rowland and Michael L. Taylor, and each of them, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on the dates indicated below.



              SIGNATURE                                 TITLE                                  DATE

     /s/ William S. Rowland                     President, Chief Executive                January 31, 2002
     --------------------------------           Officer and Chairman of the Board
     William S. Rowland                         (Principal Executive Officer)





                                    II-4

              SIGNATURE                                 TITLE                                  DATE

     /s/ Michael L. Taylor                      Vice President and                        January 31, 2002
     --------------------------------           Chief Financial Officer
     Michael L. Taylor                          (Principal Financial Officer and
                                                Principal Accounting Officer)

     /s/ Charles A. Adams                       Director                                  January 31, 2002
     --------------------------------
     Charles A. Adams

                                                Director
     --------------------------------
     Kenneth R. Diepholz

                                                Director
     --------------------------------
     Steven L. Grissom

                                                Director
     --------------------------------
     Richard Anthony Lumpkin


     /s/ Daniel E. Marvin, Jr.                  Director                                  January 31, 2002
     --------------------------------
     Daniel E. Marvin, Jr.


     /s/ Gary W. Melvin                         Director                                  January 31, 2002
     --------------------------------
     Gary W. Melvin

                                                Director
     --------------------------------
     Sara Jane Preston


     /s/ Ray Anthony Sparks                     Director                                  January 31, 2002
     --------------------------------
     Ray Anthony Sparks











                                                             II-5

                                EXHIBIT INDEX

   EXHIBIT
   NUMBER              DESCRIPTION
   -------             -----------

   4 Form of Dividend Reinvestment Plan (included as the Prospectus set forth herein).

   5              Opinion of Schiff Hardin & Waite.

   23.1           Consent of KPMG LLP.

   23.2 Consent of Schiff Hardin & Waite (contained in its Opinion filed as Exhibit 5).

   24 Powers of Attorney (contained on the signature pages hereto).